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                                                                      EXHIBIT 21


NAME OF SUBSIDIARY                                JURISDICTION OF INCORPORATION

THE OUTDOOR FOOTWEAR COMPANY                            DELAWARE

THE TIMBERLAND FINANCE COMPANY                          DELAWARE

THE TIMBERLAND WORLD TRADING COMPANY                    DELAWARE

TIMBERLAND EUROPE, INC.                                 DELAWARE

TIMBERLAND INTERNATIONAL SALES CORPORATION              U.S. VIRGIN ISLANDS

TIMBERLAND DIRECT SALES, INC.                           DELAWARE

TIMBERLAND RETAIL, INC.                                 DELAWARE

TIMBERLAND MANUFACTURING COMPANY                        DELAWARE

TIMBERLAND AVIATION, INC.                               DELAWARE

TIMBERLAND NETHERLANDS, INC.
(Formerly Timberland Scandinavia, Inc.)                 DELAWARE

TIMBERLAND INTERNATIONAL, INC.                          DELAWARE

TIMBERLAND SAS                                          FRANCE

THE TIMBERLAND WORLD TRADING GMBH                       GERMANY

TIMBERLAND (UK) LIMITED                                 UNITED KINGDOM

TIMBERLAND GMBH                                         AUSTRIA

TIMBERLAND ESPANA, S.A.                                 SPAIN

THE RECREATIONAL FOOTWEAR COMPANY
(DOMINICANA), S.A.                                      DOMINICAN REPUBLIC

COMPONENT FOOTWEAR DOMINICANA, S.A.                     DOMINICAN REPUBLIC

TIMBERLAND FOOTWEAR & CLOTHING COMPANY INC.
LES VETEMENTS & CHAUSSURES TIMBERLAND INC.              CANADA

THE RECREATIONAL FOOTWEAR COMPANY                       CAYMAN ISLANDS

TIMBERLAND NETHERLANDS HOLDINGS B.V.                    THE NETHERLANDS

THE TIMBERLAND COMPANY Y COMPANIA LIMITADA              CHILE

TIMBERLAND ASIA LLC                                     DELAWARE